Exhibit 99.1
Riley Permian Reports First Quarter 2025 Results and Announces Acquisition and Modified Development Outlook
OKLAHOMA CITY, May 7, 2025 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the first quarter ended March 31, 2025.
FIRST QUARTER 2025 AND RECENT HIGHLIGHTS
•Averaged 24.4 MBoe/d of total equivalent production (oil production of 15.6 MBbls/d)
•Generated $50 million of operating cash flow or $56 million before changes in working capital(1), $36 million of Total Free Cash Flow(1) and $39 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $24 million ($19 million for upstream) and cash capital expenditures before acquisitions of $19 million ($16 million for upstream)
•Reduced debt outstanding by $21 million with a debt-to-Adjusted EBITDAX(1) ratio of 0.9x(2)
•Reaffirmed the borrowing base on the Company's senior secured revolving credit facility at $400 million in May 2025
•Announcing agreement to acquire Silverback Exploration for $142 million in cash, adding 5 MBoe/d of total equivalent production and 300+ gross undeveloped locations
•Management has elected to modify previously announced investment and development activity in light of recent market conditions and the pending acquisition
Bobby D. Riley, Chief Executive Officer and Chairman of the Board commented, “Riley Permian delivered another capital-efficient quarter of strong performance. Our modest capital investing during the first quarter allowed us to generate substantial Total Free Cash Flow and further reduce debt, positioning us for the year ahead.”
“We’re excited to announce another strategic acquisition of a largely undeveloped asset base in New Mexico. Despite current market volatility, we believe this acquisition is justified at present given our long-term outlook for our industry and our company. The acquisition adds significant, long-term upstream development potential and supports our prior decision to invest in gas midstream infrastructure in the region.”
“In conjunction with changes in the macro environment, we are reducing 2025 investing midpoint guidance on a standalone basis (excluding the pending acquisition) by 50% while reducing midpoint total production guidance by 3%. Inclusive of the acquisition, we forecast 5% of incremental total investing on a full-year 2025 basis, as compared to our standalone guidance. This year we are prioritizing the acquisition and preservation of high-quality inventory over the conversion of inventory to production. We believe Riley Permian is well-positioned to succeed in the current market environment, with our strong asset base, disciplined capital allocation philosophy and robust hedging profile.”

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)Debt leverage based on principal debt outstanding as of March 31, 2025, divided by Last Twelve Months Adjusted EBITDAX(1).

Exhibit 99.1
OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
The table below provides a summary of our operated well activity:

Three Months Ended March 31, 2025
	Gross	Net
Wells Drilled
Texas	—	—
New Mexico	—	—
Total	—	—

Wells Completed
Texas	—	—
New Mexico	10	6.3
Total	10	6.3

Wells Turned to Sales
Texas	—	—
New Mexico	—	—
Total	—	—
Average oil production during the first quarter was 15.6 MBbls/d and average total equivalent production was 24.4 MBoe/d (64% oil and 83% liquids). Daily oil volumes and total equivalent volumes decreased by 2% quarter-over-quarter, despite zero new wells turned to sales during the quarter. The Company completed 6.3 net wells during the first quarter, 3.8 of which are scheduled to be turned to sales during the second quarter, with the remaining 2.5 expected to be turned to sales during the third and fourth quarters. The batch completions allow for greater cost savings and efficiencies, while the staggered sales approach helps the Company maintain a more stable production profile.
Riley Permian is advancing the build-out of its midstream infrastructure in New Mexico, including the construction, ownership, and operation of both low- and high-pressure gathering lines and compression facilities. These assets are designed to ultimately connect to our planned 20-inch natural gas pipeline, which will have capacity to handle up to 150 MMcf/d.
During the first quarter we completed the installation of initial gathering lines and the construction of our first compression station. We continue to make progress on subsequent phases of the project and our planned 2026 in-service date.

Exhibit 99.1
FIRST QUARTER 2025 FINANCIAL RESULTS
Revenues totaled $102 million, net cash provided by operating activities was $50 million and net income was $29 million, or $1.36 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $71 million, cash flow from operations before changes in working capital(1) was $56 million, Total Free Cash Flow(1) was $36 million and Adjusted Net Income(1) was $34 million, or $1.62 per diluted share.
Average realized prices, before derivative settlements, were $70.12 per barrel of oil, $0.71 per Mcf of natural gas and $5.41 per barrel of natural gas liquids (“NGL”). The Company reported a $6 million loss on derivatives, which included a $1 million realized gain on settlements and a $7 million non-cash loss due to changes in the fair value of derivatives.
Operating expenses included lease operating expense (“LOE”) of $18 million, or $8.34 per Boe, cash G&A expense(1) of $7 million, or $3.38 per Boe and production and ad valorem taxes of $7 million or $3.03 per Boe.
The Company incurred $24 million in total accrued capital expenditures ($19 million for upstream). On a cash basis, the Company had total capital expenditures of $19 million ($16 million for upstream). The Company acquired mineral rights in conjunction with producing and non-producing royalty acres for $2 million in the Red Lake area, including royalty acres under recently completed wells operated by Riley Permian.
The Company reduced total debt by $21 million, including a principal reduction of $16 million on the Credit Facility and $5 million on the Senior Notes. Net interest expense was $7 million. As of March 31, 2025, the Company had $99 million of borrowings outstanding on its Credit Facility and $160 million principal value of its Senior Notes, for a combined principal value of debt of $259 million. The Company had total liquidity of $310 million as of March 31, 2025, consisting of $9 million of cash and $301 million of committed but undrawn capacity under its revolving credit facility.
The Company paid a cash of dividend of $0.38 per share, for a total of $8 million
POWER ACTIVITY UPDATE
RPC Power LLC (“RPC Power”), our power-focused joint venture, provides a portion of Riley Permian’s electric power needs for its field operation at our Champions field in Texas. During the first quarter 2025, RPC Power served approximately 56% of the Company’s load for this field.
RPC Power’s phase 2 project is designed to sell power into ERCOT. During the first quarter RPC Power continued to progress on this project with thermal generators secured for 50MW of nameplate capacity, physical sites secured, and numerous utility and gas interconnection agreements executed. We continue to progress toward our planned in-service date of late 2025 or early 2026.
During the first quarter, Riley Permian made an additional capital contribution of $6 million to RPC Power. The Company has invested a total of $30 million to date and has 50% ownership.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Select Financial Data (in thousands):
Oil and natural gas sales, net	$102,457	$102,695	$99,424
Income from Operations	$49,502	$32,038	$50,567
Adjusted EBITDAX(1)	$71,133	$69,074	$70,146
Cash Flow from Operations	$50,381	$66,378	$56,125
Upstream Free Cash Flow(1)	$39,307	$28,653	$23,308
Total Free Cash Flow(1)	$36,428	$17,689	$23,308

Production Data, net:
Oil (MBbls)	1,406	1,464	1,289
Natural gas (MMcf)	2,228	2,305	1,631
NGLs (MBbls)	422	455	293
Total (MBoe)	2,199	2,303	1,854

Daily combined volumes (Boe/d)	24,433	25,033	20,374
Daily oil volumes (Bbls/d)	15,622	15,913	14,165

Average Realized Prices:(2)
Oil ($ per Bbl)	$70.12	$68.50	$75.25
Natural gas ($ per Mcf)	$0.71	$0.02	$0.42
NGLs ($ per Bbl)	$5.41	$5.18	$5.97

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$70.97	$69.89	$74.33
Natural gas ($ per Mcf)	$0.68	$0.34	$1.20
NGLs ($ per Bbl)(4)	$5.41	$5.18	$5.97

Weighted Average Common Shares Outstanding (in thousands):
Basic	21,111	21,094	19,891
Diluted	21,111	21,205	19,992
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. The costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of our commodity derivative contracts. These gains (losses) are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
SILVERBACK ACQUISITION
On May 3, 2025, Riley Exploration - Permian, LLC, a wholly-owned subsidiary of Riley Permian, entered into a securities purchase agreement (“Purchase Agreement”) with Silverback Legacy, LLC and Silverback Blocker, LLC (collectively, "Sellers"), pursuant to which the Company has agreed to acquire 100% of the ownership interests of Silverback Exploration II, LLC and its subsidiaries (the "Silverback Acquisition") for an aggregate purchase price of approximately $142 million, subject to customary purchase price adjustments, plus quarterly earnout payments of up to $1.875 million per fiscal quarter during calendar years 2026 and 2027 if the NYMEX WTI quarterly average exceeds certain stated amounts set forth in the Purchase Agreement, ranging from $70 to $75 per barrel or higher.
The Silverback Acquisition assets comprise an approximate 47,000 net acre position, directly adjacent to and overlapping with the Company's existing acreage in Eddy County, providing for significant operational flexibility and synergies. Of the total acreage position, Riley Permian estimates that approximately 19,000 net acres are prospective for the Yeso Trend, with an estimated 300+ gross undeveloped locations. Recent production was 5.0 MBoe/d, of which 52% was oil and 75% was liquids.
The transaction is expected to close early in the third quarter of 2025, subject to customary closing conditions. Greenhill, a Mizuho affiliate, acted as financial advisor to Riley Permian, and Holland & Knight LLP acted as Riley Permian’s legal counsel on the transaction.
2025 MODIFIED GUIDANCE
Riley Permian is providing second quarter detailed guidance and revised full-year 2025 activity guidance based on currently scheduled development activity, current market conditions and the anticipated closing of the pending Silverback Acquisition at the beginning of the third quarter 2025.
The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on midstream conditions. In the event our midstream project or closing of the Silverback Acquisition is delayed, it may have corresponding impacts on net production volumes and investing expenditures.

Exhibit 99.1

	Riley Permian Standalone		Riley Permian Combined with Silverback Acquisition
Activity and Production	Q2 2025	Full-Year 2025	Q3 2025 - Q4 2025	Full-Year 2025
Net Operated Well Activity
Drilled	8.9 - 10.0	9.9 - 10.0	0.0 - 1.0	9.9 - 10.0
Completed	2.0	11.3 - 13.3	3.0 - 7.0	11.3 - 15.3
Turned to Sales	4.3 - 6.8	11.3 - 13.3	4.5 - 11.0	11.3 - 15.3

Non-Operated D&C	0.0 - 0.0	0.8 - 1.0	0.8 - 1.0	0.8 - 1.0

Net Production
Total (MBoe/d)	24.0 - 24.7	23.8 - 24.9	27.6 - 28.5	25.8 - 26.9
Oil (MBbls/d)	15.3 - 15.9	15.2 - 15.7	17.1 - 17.6	16.0 - 17.0

Capital Expenditures and Investing (in millions)(1)
Drilling Completions and Capitalized Workovers	$20 - 24	$51 - 61	$18 - 25	$56 - 66
Upstream Infrastructure (Excluding New Mexico Gas Project)	1 - 2	7 - 10	6 - 8	7 - 10
Land and Other	1 - 2	5 - 7	2 - 4	5 - 7
Upstream Capital Expenditures	$22 - 28	$63 - 78	$26 - 37	$68 - 83

Midstream Capital Expenditures	1 - 4	18 - 22	12 - 13	18 - 22
Total Capital Expenditures	$23 - 32	$81 - 100	$38 - 50	$86 - 105

Power JV Investment	3 - 5	14 - 16	3 - 6	14 - 16
Total Investments	$26 - 37	$95 - 116	$41 - 56	$100 - 121

Operating and Corporate Costs	Q2 2025

LOE and workover expense ($ per Boe)	8.00 - 9.00
Production and ad valorem taxes (% of revenue)	6% - 8%
Cash G&A ($ per Boe)(2)	$3.00 - 3.50
Interest expense ($ in millions)(3)	$6 - 8
___________________
(1)Activity-based investing expenditures before acquisitions
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com
(3)Interest expense is net of interest rate derivative settlements

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on May 8, 2025 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until May 22, 2025 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented energy company focused on upstream, midstream and power activities in Texas and New Mexico. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development and midstream project on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the new administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.

Exhibit 99.1
Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	March 31, 2025	December 31, 2024
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$8,857	$13,124
Accounts receivable, net	37,518	44,411
Prepaid expenses	1,838	1,592
Inventory	4,346	5,734
Current derivative assets	1,253	3,264
Total Current Assets	53,812	68,125
Oil and natural gas properties, net (successful efforts)	864,655	860,797
Other property and equipment, net	34,968	30,477
Non-current derivative assets	36	585
Equity method investment	28,942	22,811
Other non-current assets, net	12,531	10,706
Total Assets	$994,944	$993,501
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$18,134	$13,937
Accrued liabilities	31,588	33,918
Revenue payable	34,161	34,786
Current derivative liabilities	2,659	—
Current portion of long-term debt	20,000	20,000
Other current liabilities	15,292	20,123
Total Current Liabilities	121,834	122,764
Non-current derivative liabilities	2,160	414
Asset retirement obligations	33,340	32,706
Long-term debt	229,342	249,494
Deferred tax liabilities	74,721	76,547
Other non-current liabilities	1,164	961
Total Liabilities	462,561	482,886
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,885,008 and 21,482,555 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	21	21
Additional paid-in capital	311,529	310,232
Retained earnings	220,833	200,362
Total Shareholders' Equity	532,383	510,615
Total Liabilities and Shareholders' Equity	$994,944	$993,501

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$102,457	$99,424
Contract services - related parties	—	320
Total Revenues	102,457	99,744
Costs and Expenses:
Lease operating expenses	18,331	16,769
Production and ad valorem taxes	6,670	7,231
Exploration costs	9	4
Depletion, depreciation, amortization and accretion	19,138	17,779
General and administrative:
Administrative costs	7,438	5,339
Share-based compensation expense	1,369	1,692
Cost of contract services - related parties	—	363
Total Costs and Expenses	52,955	49,177
Income from Operations	49,502	50,567
Other Income (Expense):
Interest expense, net	(6,661)	(9,067)
Loss on derivatives, net	(5,850)	(17,077)
Income (loss) from equity method investment	(119)	167
Total Other Income (Expense)	(12,630)	(25,977)
Net Income from Operations Before Income Taxes	36,872	24,590
Income tax expense	(8,239)	(5,832)
Net Income	$28,633	$18,758

Net Income per Share:
Basic	$1.36	$0.94
Diluted	$1.36	$0.94
Weighted Average Common Shares Outstanding:
Basic	21,111	19,891
Diluted	21,111	19,992

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2025	2024
	(In thousands)
Cash Flows from Operating Activities:
Net income	$28,633	$18,758
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	9	—
Depletion, depreciation, amortization and accretion	19,138	17,779
Loss on derivatives, net	5,850	17,077
Settlements on derivative contracts	1,115	104
Amortization of deferred financing costs and discount	1,182	1,315
Share-based compensation expense	1,369	1,692
Deferred income tax expense	(1,826)	1,886
(Income) loss from equity method investment	119	(167)
Other	(8)	(73)
Changes in operating assets and liabilities	(5,200)	(2,246)
Net Cash Provided by Operating Activities	50,381	56,125
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(16,150)	(34,939)
Additions to midstream property and equipment	(2,879)	—
Additions to other property and equipment	(124)	(124)
Contributions to equity method investment	(6,250)	(5,619)
Funds held in escrow	—	(1,926)
Net Cash Used in Investing Activities	(25,403)	(42,608)
Cash Flows from Financing Activities:
Deferred financing costs	(140)	—
Repayments under Credit Facility	(16,000)	(10,000)
Repayments of Senior Notes	(5,000)	(5,000)
Payment of common share dividends	(8,033)	(7,166)
Common stock repurchased for tax withholding	(72)	(106)
Net Cash Used in Financing Activities	(29,245)	(22,272)
Net Decrease in Cash	(4,267)	(8,755)
Cash, Beginning of Period	13,124	15,319
Cash, End of Period	$8,857	$6,564

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps and costless collars. The following table summarizes the open financial derivatives as of May 5, 2025, related to our future oil and natural gas production:

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q2 2025	555,000	$71.95
Q3 2025	435,000	$68.27
Q4 2025	390,000	$67.76
2026	1,290,000	$60.80
2027	120,000	$60.88

Natural Gas Swaps (Mcf)
Q2 2025	495,000	$3.34
Q3 2025	480,000	$3.30
Q4 2025	965,000	$3.74
2026	2,255,000	$3.87
2027	600,000	$4.19

Oil Collars (Bbl)
Q2 2025	300,000		$66.50	$78.77
Q3 2025	452,000		$64.23	$74.19
Q4 2025	480,000		$63.10	$77.07
2026	1,502,000		$57.85	$75.18
2027	60,000		$57.00	$64.50

Natural Gas Collars (Mcf)
Q2 2025	1,080,000		$3.04	$3.65
Q3 2025	1,110,000		$3.12	$3.76
Q4 2025	400,000		$3.30	$4.00
2026	2,475,000		$3.15	$3.90
2027	225,000		$3.75	$5.53
___________________
(1)Q2 2025 derivative positions shown include 2025 contracts, some of which have settled as of May 5, 2025.
Interest Rate Contracts
The Company entered into floating-to-fixed interest rate swaps, in which we will receive a floating market rate equal to one-month CME Term Secured Overnight Financing Rate and will pay a fixed interest rate, to manage future interest rate exposure related to the Company’s Credit Facility.

Exhibit 99.1
The following table summarizes the open interest rate derivative positions as of March 31, 2025:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
April 2025 - April 2026	Long	$30,000	3.18%
April 2025 - April 2026	Long	$50,000	3.04%
April 2026 - April 2027	Long	$45,000	3.90%